PCAOB registered
JORGENSEN & CO
Certified Public Accountants
(425) 450-7024	alan@jorgensencpa.com

March 11, 2009

U.S. Securities & Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Sombrio Capital Corp. SEC file No. 000-52667

We were previously the principal auditor for Sombrio Capital Corp., and we reported on the financial statements of Sombrio Capital Corp. as of, and for the year, ended October 31, 2008. We have not provided any audit services to Sombrio Capital Corp. since its fiscal period ended October 31, 2008. We were advised by the Company’s president on March 10, 2009 that we had been dismissed as the auditor.

There were no disagreements between our firm and Sombrio Capital Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We have read the Company's statements included under Item 4.01 of its Form 8-K dated March 10, 2009 and agree with the statements contained therein solely as related to our firm.

Sincerely,

/s/ Jorgensen & Co.

JORGENSEN & CO.

P.O. Box 535 Bellevue, WA 98009-0535